EXHIBIT 10.27

THIRD AMENDMENT TO

MASTER AGREEMENT

THIS THIRD AMENDMENT TO MASTER AGREEMENT (“Amendment”) is made this 27th day of April, 2022 (the “Effective Date”) by and among SOTHERLY HOTELS LP, a Delaware limited partnership (“Owner”); SOTHERLY HOTELS INC., a Maryland corporation and general partner of the Owner (the “REIT”) (the Owner and REIT are hereinafter referred to as the “Company”); MHI HOSPITALITY TRS, LLC, a Delaware limited liability company (“Lessee”), and OUR TOWN HOSPITALITY LLC, a Virginia limited liability company (“Our Town” or the “Manager” and collectively with the Company, and the Lessee, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Master Agreement dated September 6, 2019, that certain Amendment to Master Agreement dated December 13, 2019, and that certain Second Amendment to Master Agreement dated June 4, 2021 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to extend the term by ten (10) years to March 31, 2035.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Owner, REIT, and Lessee hereby agree as follows:

1.	The first sentence of Section 6 (Term) is hereby modified to read in its entirety as follows:

The term (“Term”) of this Agreement shall commence on the Effective Date and unless terminated prior to its expiration as provided below, shall expire on March 31, 2035 provided, however, that the term of this Agreement shall continue beyond such date for such period of time as any Management Agreement for a Current or Additional Hotel remains in effect.

2.	Except as otherwise provided herein, the Agreement and the related Exhibits remain in full force and effect.

3.	This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without deference to conflicts of laws principals.

4.

The Amendment may be executed in one or more counterparts and by different parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each Party and delivered to the other Party.

5.	This Amendment may be transmitted for execution by facsimile or e-mail and, therefore, signatures transmitted by facsimile or e-mail shall be acceptable and binding.

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THIS Amendment is executed by the parties effective as of the date and year first above written.

SOTHERLY HOTELS, LP,

a Delaware limited partnership

By:  SOTHERLY HOTELS, INC., its General Partner,

a Maryland corporation

By: ___David R. Folsom____________________

Name: ___David R. Folsom__________________

Title: __President and CEO__________________

SOTHERLY HOTELS INC.,

a Maryland corporation

By: __David R. Folsom_____________________

Name: __David R. Folsom___________________

Title: __President and CEO__________________

MHI HOSPITALITY TRS, LLC,

a Delaware limited liability company

By: _____David R. Folsom___________________

Name: ___David R. Folsom__________________

Title: ___Manager__________________________

OUR TOWN HOSPITALITY LLC

a Virginia limited liability company

By: __Todd Felsen_________________________

Name: ____Todd Felsen_____________________

Title: __President and CEO__________________

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